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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No. 333-61179 of Cox Radio, Inc. on Form S-4 of our report dated February 6, 1998 (March 17, 1998 as to the KONO-FM/AM Acquisition described in Note 4) appearing in the Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 10, 1998